Exhibit 10.13
FOURSQUARE CAPITAL CORP.
2009 EQUITY INCENTIVE PLAN
FORM OF OPTION AWARD AGREEMENT
     THIS OPTION AWARD AGREEMENT is by and between Foursquare Capital Corp., a Maryland corporation (the “Company”) and                      (the “Optionee”), dated as of the ___day of ___, 20___.
     WHEREAS, the Company maintains the Foursquare Capital Corp. 2009 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);
WHEREAS, the Optionee is an Eligible Person; and
     WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant an Option to the Optionee subject to the terms and conditions set forth below.
     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.	Grant of Stock Option.
     The Company hereby grants the Optionee an option (the “Option”) to purchase              shares of Common Stock, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.
     The Option [is not intended to be and shall not be qualified as] [is intended to be] an “incentive stock option” under Section 422 of the Code.
2.	Option Price.
     The Option Price per Share shall be $___.
3.	Initial Exercisability.
     Subject to paragraph 5 below, the Option, to the extent that there has been no Termination of Service and the Option has not otherwise expired or been forfeited, shall first become exercisable as follows:

For the Period Ending On	Percent of the Grant Exercisable
[___]	[___]
[___]	[___]
[___]	[___]

4.	Exercisability Upon and After Termination of Optionee.

(a)	If the Optionee has a Termination of Service, other than by reason of death, then no exercise of an Option may occur after the expiration of the three-month period to follow the Termination of Service, or if earlier, the expiration of the term of the Option as provided under paragraph 5 below; provided that, if the Optionee has a Termination of Service by a Participating Company for Cause or by the Optionee (other than on account of death), any Option not exercised in full prior to such termination shall be cancelled.

(b)	In the event the Optionee has a Termination of Service on account of death [or] [Disability] [or Retirement], the Option (whether or not otherwise exercisable) may be exercised by the Successor of the Optionee until the earlier of (i) [12] months from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with paragraph 5 below.

[(c)	In the event the Grantee has a Termination of Service (other than a Termination of Service by a Participating Company for Cause) within [12] months following a Change in Control, any then unvested Option shall immediately vest and become exercisable; provided that such Option shall only be exercisable until the date on which the term of the Option expires in accordance with paragraph 5 below.]

[(d)]	[Except as provided in paragraphs 4(b) and (c) above,] [N]o Option (or portion thereof) which had not become exercisable at or before the time of Termination of Service shall ever be or become exercisable. No provision of this paragraph 4 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon Termination of Service.

[(e)]	Termination of Service as an employee shall not be treated as a termination of employment for purposes of this paragraph 4 if the Optionee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Committee (or if no Committee is appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.

5.	Term.
     Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the tenth [replace “tenth” with “fifth” for certain 10% owners of the Company who are granted ISOs] anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.
6.	Miscellaneous.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(b)	[for ISOs only:] [If Shares acquired upon exercise of the Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by the Optionee or, if applicable, a Successor of the Optionee, prior to the expiration of either two years from the date of grant of the Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of the Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, the Optionee or the Successor of the Optionee, as applicable, shall notify the Company in writing as soon as practicable (and in no event more than five days) thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.]

[(c)]	All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Optionee, shall be delivered personally, sent by facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 6[(c)] [(b)].

[(d)]	The failure of the Optionee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Optionee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

[(e)]	The Optionee agrees that, at the request of the Committee, the Optionee shall represent to the Company in writing that the Shares being acquired are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Act or if there is an available exemption for such disposition. The Optionee expressly understands and agrees that, in the event of such a request, the making of such representation shall be a condition precedent to receipt of Shares upon exercise of the Option.

[(f)]	The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

[(g)]	Nothing in this Agreement shall confer on the Optionee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Optionee’s employment or other service at any time.

[(h)]	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written.

FOURSQUARE CAPITAL CORP.

By:

Name:

Title:

[OPTIONEE]

4